__________

SECURED LOAN AGREEMENT

Between:

STREAM COMMUNICATIONS LTD.

And:

TROOPER TECHNOLOGIES INC.

Trooper Technologies Inc.
Commerce Place, P.O. Box 20
Suite 1020 - 400 Burrard Street
Vancouver, British Columbia, V6C 3A6

__________

SECURED LOAN AGREEMENT

THIS SECURED LOAN AGREEMENT is dated and made for reference as fully executed on this 31 day of March, 2000 (the "Execution Date").

BETWEEN:

Stream Communications Ltd., a company duly incorporated under the laws of Poland and having an address for notice and delivery located at Al. 29 Listopada 130, 31-406 Krakow, Poland

(the "Borrower");

OF THE FIRST PART

AND:

TROOPER TECHNOLOGIES INC., a company duly incorporated under the laws of the Province of British Columbia and having an address for notice and delivery located at Commerce Place, P.O. Box 20, Suite 1020 - 400 Burrard Street, Vancouver, British Columbia, V6C 3A6

(the "Lender");

OF THE SECOND PART

(the Borrower and the Lender being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

WHEREAS:

A. The Borrower is a company duly incorporated under the laws of Poland and is presently and beneficially owned and controlled as to forty-nine percent (49%) by or on behalf of the Lender, as to twenty point five percent (20.5%) by Dobroslaw Ploskonka (who is also the Vice-President of the Borrower), as to twenty point five percent (20.5%) by Adam Wojcik (who is also the President of the Borrower) and as to final ten percent (10%) by Castle Holdings Limited;

B. In conjunction with the ongoing development of the Borrower the Parties hereto have reached an agreement whereby the Lender has agreed to advance, in its sole and absolute discretion, and by way of loan or loans to the Borrower (collectively, the "Loan"), the aggregate principal sum of up to U.S. $1,050,000 (collectively, the "Principal Sum"), together with interest accruing thereon at the rate of ten percent (10%) per annum, compounded semi-annually and not in advance (herein the "Interest") prior to maturity; and which Principal Sum and Interest will be secured, contemporaneously with the advancement of any funds under any such Loan, by way of a senior fixed and floating charge on all of the assets of the Borrower (collectively, the "Security") and upon the terms and conditions as contained in this agreement (the "Agreement"); and

C. It is the Parties' intention, by the terms and conditions of this Agreement, to set forth their respective duties and obligations with respect to the within Loan and Security to be provided hereunder, all in accordance with the terms and conditions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the proposed advancement by the Lender to the Borrower of the aggregate Principal Sum by way of the within Loan, the receipt and sufficiency of which is hereby acknowledged by the Borrower, and in consideration of the mutual agreements herein contained, the parties hereto mutually covenant and agree as follows:

Article I

GENERAL PROVISIONS, SCHEDULES AND INTERPRETATION

1.1 Entire Agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement.

1.2 Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns.

1.3 Schedules. The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.

1.4 Time of the Essence. Time will be of the essence of this Agreement.

1.5 Representation and Costs. It is hereby acknowledged by each of the Parties hereto that, as between the Parties hereto, Devlin Jensen, Barristers and Solicitors, acts solely for the Lender, and that the Borrower has been advised by each of Devlin Jensen and the Lender to obtain independent legal advice with respect to its respective review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Devlin Jensen shall be at the cost of the Lender.

1.6 Applicable Law. The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia.

1.7 Further Assurances. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

1.8 Invalid Provisions. If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

1.9 Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States of America.

1.10 Severability and Construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

1.11 Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

1.12 Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Execution Date as set forth on the front page of this Agreement.

1.13 No Partnership or Agency. The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

1.14 Consents and Waivers. No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c) constitute a general waiver under this Agreement; or

(d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

1.15 Remedies Non-Exclusive. No remedy herein and any and all supporting documents which are conferred on the Lender is intended to be exclusive. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under law, equity or by statute or otherwise. Commencement of exercising any remedy by the Lender shall not preclude the simultaneous or later exercise by the Lender of any and all other remedies.

1.16 Notices. Any notice, direction or other document or instrument required or permitted to be given under this Agreement shall be in writing and may be given by delivering or mailing by registered mail or sending by telegram, telex, facsimile transmission or by any other similar form of electronic communication to the addresses set forth first above for each of the Parties hereto. All such notices, directions or documents aforesaid shall:

(a) if delivered be deemed to have been given or made at the time of delivery;

(b) if mailed by registered mail within the Province of British Columbia and properly addressed be deemed to have been given or made on the fifth day following the day on which it was so mailed or posted provided that if there shall be a strike amongst the personnel of the Post Office or other labour strike or dispute which would affect delivery of such mail in the normal course, then any such notices or materials shall only be effective if actually delivered; and

(c) if sent by telegram, telex, facsimile transmission or by other similar form of electronic communication be deemed to have been given or made on the date following the day on which it was so transmitted.

Any Party may give written notice of change of address in the same manner as provided above to the other Parties and upon which such address shall be the address for the giving of notices hereunder.

1.17 No Merger of Judgment. The taking of judgment by the Lender on any covenant contained herein or on any covenant set forth in this Agreement or other security agreements, for payment of the indebtedness or performance of obligations thereby secured, does not operate as a merger of any such covenant or affect the rights of the Lender to interest at the rate and times provided in this Agreement on any of the money owing to the Lender hereunder, and that judgment shall provide that the interest thereon shall be calculated at the same rate and in the same manner as herein provided until the judgment is fully paid and satisfied.

1.18 Prior Regulatory Approval. The terms and conditions of this Agreement and including, without limitation, the advancement, by way of Loan or Loans to the Borrower under the terms and conditions of this Agreement, of any Principal Sum hereunder, is subject to the prior approval of any regulatory authority having jurisdiction over the affairs of the Lender herein and including, without limitation, the prior approval and/or acceptance for filing of the Canadian Venture Exchange.

1.19 Schedules. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules which are attached to this Agreement and which form a material part hereof:

Schedule/Description

Schedule "A": Promissory Note;

Schedule "B": Debenture; and

Schedule "C": Security Agreement.

1.20 Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,:

(a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b) the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

(c) any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(d) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 General. The Borrower hereby represents to, warrants to and covenants with Lender, as set forth in this Article, that all representations, covenants and warranties made hereunder shall survive the execution and delivery of the security and supporting documents to the Lender and any disbursements or advance of the Loan monies, and no investigation at any time made by or on behalf of the Lender shall diminish in any respect whatsoever the Lender's right to rely thereon. All statements contained in any certificate or other instruction delivered by or on behalf of the Borrower under or pursuant to this Agreement shall constitute representations and warranties made by the Borrower hereunder.

2.2 Power of the Borrower. The Borrower has, and shall until repayment in full of the Principal Sum and any Interest thereon, have all requisite power and authority to enter into this Agreement and grant the Security and supporting documents as required by the Lender.

2.3 Binding Effect. This Agreement and the Security and supporting documents have been or will be duly and validly authorized, executed and delivered by the Borrower to the Lender upon the execution of this Agreement and are or will be valid obligations legally binding on the Borrower and enforceable in accordance with their respective terms.

2.4 Contravention of Law. Neither the execution and delivery of this Agreement, nor the Security and supporting documents, nor the performance of or compliance with any of their respective terms, will contravene any provision of any law, regulation, order or permit applicable to the Borrower, or result in a breach, or constitute a default under, or require any consent under the terms or conditions of any agreement or instrument to which the Borrower is a party.

Article 3

TERMS OF LOAN AND REPAYMENT THEREOF

3.1 Principal Sum Loan by the Lender to the Borrower. It is hereby expressly acknowledged and agreed by the Parties hereto that the Lender will advance, by way of Loan or Loans to the Borrower under the terms and conditions of this Agreement, the aforementioned Principal Sum of up to U.S. $3,000,000 at such time or times, and in such amount or amounts, as may be agreed upon in advance and in writing by each of the Parties hereto prior to the advancement of any such Loan or Loans (each such date of advance of any Loan hereunder being an "Effective Date" of such Loan or Loans for the purposes of this Agreement).

3.2 Security for the Loan. The Parties hereto all acknowledge that up to the entire Principal Sum will be advanced by the Lender to the Borrower by way of Loan and subject to the fulfillment and/or the continuing fulfillment of the following conditions to the satisfaction of the Lender in its sole and absolute discretion from time to time:

(a) the execution by the Borrower of this Agreement:

(b) the granting and delivery by the Borrower to the Lender of the Security and all other supporting documents required under this Agreement;

(c) the execution and delivery by the Borrower to the Lender of the form of promissory note (the "Promissory Note") for the Principal Sum and any Interest thereon which is attached hereto as Schedule "A" and which forms a material part hereof;

(d) the execution and delivery by the Borrower to the Lender of the form of fixed and floating charge debenture (the "Debenture") for the Principal Sum and any Interest thereon which is attached hereto as Schedule "B" and which forms a material part hereof;

(e) the execution and delivery by the Borrower to the Lender of the form of security agreement (the "Security Agreement") for the Principal Sum and any Interest thereon which is attached hereto as Schedule "C" and which forms a material part hereof;

(f) no default has occurred under any of the terms of the Agreement or the terms of the Security;

(g) the Borrower has not made an assignment for the benefit of any of the Borrower's respective creditors, has not been declared bankrupt, has not made a proposal or otherwise taken advantage of provisions for relief under the Bankruptcy Act, the Company's Creditors Arrangement Act or similar legislation in any jurisdiction, has not made an authorized assignment or suffered an appointment of a receiver or receiver-manager over all or any part of the Borrower's respective assets and business, and an order of execution or execution proceedings has not been taken as against any of the Borrower's respective assets that remains unsatisfied for a period of 10 calendar days; and

(h) without the prior consent of the Lender, the Borrower has not created or permitted to exist any charge, encumbrance or lien or claim against or any security interest in any of its assets and properties which rank or could in any event rank in priority to or pari passu with the Security of the Lender under this Agreement.

3.3 Interest on the Loan. The Principal Sum advanced by the Lender to the Borrower from time to time shall bear interest commencing on the Effective Date of any such Loan accruing thereon at the rate of ten percent (10%) per annum, compounded semi-annually and not in advance (herein the "Interest") prior to maturity; any such Interest to be payable in full to the Lender on repayment of the Principal Sum in the manner as set forth immediately hereinbelow.

3.4 Repayment of the Loan. The Borrower hereby covenants to repay to the Lender, as required under the terms of this Agreement, however, not earlier than one year from the Effective Date in connection with each particular Principal Sum Loan amount which has been advanced by the Lender to the Borrower under this Agreement, each particular Principal Sum Loan monies which have been advanced by the Lender to the Borrower under this Agreement, together with all Interest accruing from the Effective Date thereof, at or before 5:00 p.m. (Vancouver time) on the day which is not less than one year from the Effective Date in connection with each particular Principal Sum Loan amount and no more than five business days following the day upon which the Lender heretofore makes written demand of the Borrower for the repayment of any or all of any such particular Principal Sum Loan and Interest monies which have been advanced and are owing under this Agreement; failing which the Lender may immediately realize upon any of the Security which has been provided by the Borrower to the Lender in accordance with the terms of this Agreement.

3.5 Prepayment of the Loan. The Borrower may prepay the Loan in whole or in part at any time.

3.6 Delivery of Repayments of the Loan. All payments to be made by the Borrower to the Lender under this Agreement will be made by the Borrower to the Lender by the Borrower delivering to the Lender at the address as set forth on the first page of this Agreement a certified cheque or bank draft made payable to the Lender in funds of the United States of Canada, or funds by way of wire transfer to such designation as may be directed by the Lender in its sole and absolute discretion, in the amount of any such payment of the Loan.

Article 4

SECURITY FOR THE LOAN

4.1 Initial Security by way of Promissory Note. As initial security to the Lender for the due and punctual repayment of the Principal Sum and any Interest accruing thereon from time to time in accordance with the terms of this Agreement, the Borrower shall provide the Lender, upon the Effective Date of any Loan under this Agreement, with a duly executed Promissory Note in connection with the advanced Principal Sum and any Interest accruing thereon from time to time in the form of the Promissory Note which is attached hereto as Schedule "A".

4.2 Additional Security by way of Debenture. As additional security to the Promissory Note and for the due and punctual repayment of the Principal Sum and any Interest accruing thereon from time to time in accordance with the terms of this Agreement, the Borrower shall also provide the Lender, upon the Execution Date of this Agreement, with a duly executed Debenture, in the form of the Debenture which is attached hereto as Schedule "B", therein mortgaging, charging, assigning and transferring to the Lender, and granting to the Lender, a fixed and floating charge and a security interest in all the Borrower's respective right, title and interest in and to all then presently owned or held and after acquired or held personal property, assets and undertakings of whatsoever nature or kind and wheresoever situate and all proceeds thereof and therefrom (collectively, the "Collateral"), and such other security as was granted to the Lender therein.

4.3 Further Security by way of Security Agreement. As additional security to the Promissory Note and the Debenture and for the due and punctual repayment of the Principal Sum and any Interest accruing thereon from time to time in accordance with the terms of this Agreement, the Borrower shall also provide the Lender, also upon the Effective Date of this Agreement, with a duly executed Security Agreement under the provisions of the Personal Property Security Act of the Province of British Columbia, in the form of the Security Agreement which is attached hereto as Schedule "C".

4.4 Final Security by way of Registration of Security. As final security to the Promissory Note, the Debenture and the Security Agreement and for the due and punctual repayment of the Principal Sum and any Interest accruing thereon from time to time in accordance with the terms of this Agreement, the Borrower shall also provide the Lender, also upon the Effective Date of this Agreement, with such other Security documentation (and including, without limitation, promissory notes, security instruments and United States Uniform Commercial Code registration statements) as may be required by the Lender and its counsel, acting reasonably, in order to evidence the Loan, together with and all other supporting documents required under any such Security documentation.

4.5 Extensions. The Lender may grant extensions, take and give up securities, accept compositions, grant releases and discharges or otherwise deal with the Borrower as the Lender may see fit without prejudice to the liability of the Borrower or to the Lender's rights hereunder.

4.6 No Merger. The Security, additional security and supporting documents shall not operate so as to create any merger or discharge of any indebtedness or liability of the Borrower, or of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security of any form held or which may hereafter be held by the Lender from the Borrower or from any other person whomsoever.

4.7 Waiver. The Lender may waive any breach or default of the Borrower of this Agreement and no failure or delay on the part of the Lender to exercise any right, power or remedy given herein or by statute or at law or in equity or otherwise shall operate as a waiver thereof, nor shall any such waiver be deemed to be a waive of any subsequent similar default or other event.

Article 5

DEFAULT

5.1 Default. Notwithstanding any other provision of this Agreement, the occurrence of any of the following events or conditions will also constitute a default (the "Default") under this Agreement by the Borrower:

(a) the Borrower does not observe or perform any of the Borrower's respective obligations under this Agreement and shall fail to cure such default within 10 calendar days after receipt of notice thereof in writing by the Borrower from the Lender;

(b) any representation, warranty, covenant or statement made by or on behalf of the Borrower to the Lender is untrue in any material respect at the time when or as of which it was made;

(c) the Borrower ceases or threatens to cease to carry on in the normal course the Borrower's respective business or any material part thereof;

(d) a proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of the Borrower in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower for any substantial part of the Borrower's respective property, or for the winding-up or liquidation of the Borrower's respective affairs; or

(e) the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of any order for relief in an involuntary case under any such law or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or for any substantial part of the Borrower's respective property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay the Borrower's respective debts as they become due, or shall take any action in furtherance of any of the foregoing.

5.2 Additional Remedies. Notwithstanding any other provision of this Agreement, upon Default the Lender will have, in addition to the rights and Security specifically provided for in this Agreement, all of the rights and remedies available to a secured party under the provisions of the Personal Property Security Act of the Province of British Columbia, as well as the rights and remedies recognized at law and in equity, and to this end upon Default the Borrower hereby appoints the Lender, together with its respective officers, authorized employees and agents, as the Borrower's irrevocable, true and lawful attorney-in-fact with all necessary power and authority to:

(a) endorse the name of the Borrower upon any cheques or other evidences of payment or any document or instrument that may come into the possession of the Lender as proceeds of or relating to the Collateral;

(b) demand, sue for, collect, compromise and give acquittances for any and all Collateral;

(c) prosecute, defend or compromise any action, claim or proceeding with respect to the Collateral;

(d) notify any of the obligors with respect to the accounts or the assignment of the accounts and direct such obligor to make payment to the Lender; and

(e) take such other action as the Lender reasonably may deem appropriate, including extending or modifying the terms of payment of the accounts.

No right will be exclusive of or dependent upon or merge in any other right, and one or more of such rights may be exercised independently or in combination from time to time.

IN WITNESS WHEREOF each of the Parties hereto has set their respective hands and seals in the presence of their duly authorized signatories as of the Execution Date determined hereinabove.

The COMMON SEAL of
STREAM COMMUNICATIONS LTD.,
the Borrower herein,
was hereunto affixed in the presence of:
/s/ Dobroslaw Ploskonka /s/ Adam Wojcik

Authorized Signatory)

The CORPORATE SEAL of
TROOPER TECHNOLOGIES INC.,
the Lender herein,
was hereunto affixed in the presence of:
/s/ Stan Lis
Authorized Signatory